As filed with the Securities and Exchange Commission on July 6, 2021

Registration No. 333-229191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s Name into English)

Japan

(State or Other Jurisdiction of Incorporation or Organization)

None

(I.R.S. Employer Identification Number)

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

(81-3-6746-7720)

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Nomura Holding America Inc.

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

(212-667-9000)

(Name, Address and Telephone Number of Agent for Service)

Copy To:

Keiji Hatano, Esq.

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

REMOVAL FROM REGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (No. 333-229191, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2019, by Nomura Holdings, Inc. (the “Registrant”), a joint stock corporation incorporated with limited liability under the laws of Japan, is being filed to deregister the following series of securities (the “Deregistered Securities”), registered but unsold as of the date hereof under the Registration Statement. No other changes are being made to the Registration Statement.

The Deregistered Securities comprise the following series of the Registrant’s securities:

•	$1,250,000,000 1.864% Senior Notes due 2026;

•	$750,000,000 2.471% Senior Notes due 2028; and

•	$1,250,000,000 2.919% Senior Notes due 2031.

The Deregistered Securities were offered pursuant to a Prospectus Supplement, the final form of which was dated March 23, 2021 and filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, to the Prospectus of the Registrant dated January 11, 2019 and included in the Registration Statement. Prior to the issuance of the Deregistered Securities, the offering thereof was cancelled, and none of the Deregistered Securities were sold. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that were registered but which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan, on July 6, 2021.

NOMURA HOLDINGS, INC.
(Registrant)

By:	/s/ Kenichiro Asano
Name:	Kenichiro Asano
Title:	Managing Director

* Pursuant to Rule 478 under the Securities Act of 1933, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.